Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-196973 of Trinseo S.A. on Form S-8 of our report dated February 14, 2018, relating to the consolidated financial statements of Americas Styrenics LLC and its subsidiaries as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017, appearing in this Annual Report on Form 10-K of Trinseo S.A. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 1, 2018